UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2022, Blackbaud, Inc. (the “Company”) announced the appointment on July 11, 2022 of Kevin P. Gregoire, age 54, as Executive Vice President, Chief Operating Officer of the Company. Prior to his appointment as Executive Vice President, Chief Operating Officer, Mr. Gregoire served as the Company’s Executive Vice President and President, U.S. Markets since April 2021 and Executive Vice President and President, Enterprise Markets Group from April 2018 to April 2021. Prior to joining the Company, Mr. Gregoire was Group President of the Financial Institutions Group at Fiserv, a global technology provider serving the financial services industry, from March 2014 until February 2018.
In connection with his appointment as Executive Vice President, Chief Operating Officer, Mr. Gregoire will receive under the Amended and Restated Blackbaud, Inc. 2016 Equity Incentive Compensation Plan an award of $1,500,000, 50% of which will consist of restricted stock units (the “RSUs”), and the remaining 50% of which will consist of performance-based restricted stock units (the "PRSUs"). The amount of RSUs and PRSUs will be calculated based on the average closing price of the Company’s common stock, $0.001 par value per share, on the Nasdaq Global Select Market over the 30 trading days ending 5 trading days before the grant date of the RSUs and PRSUs (the “Grant Date”). The Grant Date is expected to be August 5, 2022, which is the expected first day of the Company’s next “open trading window” under its Insider Trading Policy, determined as the third business day following the public release of the Company’s financial information for the fiscal quarter ended June 30, 2022.
The RSUs will vest in three equal annual installments beginning on the first anniversary of the Grant Date, subject to Mr. Gregoire's continued employment with the Company. 50% of the PRSUs may be earned and become eligible for vesting based on the Company's level of achievement of equally weighted Non-GAAP Adjusted Total Revenue and Gross Dollar Retention goals for fiscal 2022. The remaining 50% of the PRSUs may be earned and become eligible for vesting based on the Company's level of achievement of Rule of 40 goals for fiscal 2022, fiscal 2023 and fiscal 2024. To the extent earned, the PRSUs are eligible for vesting in three equal annual installments beginning on the first anniversary of the Grant Date, subject to Mr. Gregoire's continued employment with the Company. Each performance metric for the PRSUs is defined in the Compensation Discussion and Analysis section of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2022.
Except as described above, no plan, contract or arrangement to which Mr. Gregoire is a party or in which he participates was entered into or amended in connection with his appointment as Executive Vice President, Chief Operating Officer, nor was any grant or award made to Mr. Gregoire or modified under any such plan, contract or arrangement in connection with such appointment. There are no family relationships or related person transactions required to be disclosed under Items 401(d) or 404(a), respectively, of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release of Blackbaud, Inc. dated July 13, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	July 15, 2022	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)